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                                EXHIBIT NO. 11

                      ANALYSTS INTERNATIONAL CORPORATION

                      COMPUTATION OF NET INCOME PER SHARE


                                                       Three Months Ended
                                                          September 30
(IN THOUSANDS EXCEPT                                   -------------------
PER SHARE AMOUNTS)                                      1997         1996
------------------                                      ----         ----
PRIMARY:

Weighted average number of common
shares outstanding                                      14,874      14,652

Dilutive stock options after application
of treasury stock method                                   298         245
                                                      --------     -------

Weighted average number of common and
common equivalent shares outstanding                    15,172      14,897
                                                      --------     -------
                                                      --------     -------

Net income                                            $  5,380     $ 3,868
                                                      --------     -------
                                                      --------     -------

Per share amount                                      $    .35     $   .26
                                                      --------     -------
                                                      --------     -------

FULLY DILUTED:

Weighted average number of common
shares outstanding                                      14,874      14,652

Dilutive stock options based on the treasury
stock method using the end of the period market
price, if higher than average market price                 304         323
                                                      --------     -------

Weighted average number of common and
common equivalent shares outstanding                    15,178      14,975
                                                      --------     -------
                                                      --------     -------

Net income                                            $  5,380     $ 3,868
                                                      --------     -------
                                                      --------     -------

Per share amount                                      $    .35     $   .26
                                                      --------     -------
                                                      --------     -------